                                                           Exhibit No. 99(12)(a)

                                  June 24, 2005

Board of Directors
Lincoln National Convertible Securities Fund, Inc.
2005 Market Street
Philadelphia, Pennsylvania 19103

Board of Trustees
Delaware Group Equity Funds V
2005 Market Street
Philadelphia, Pennsylvania 19103

          Re:  Agreement and Plan of  Acquisition  (the "Plan") dated as of June
          16, 2005,  by and among (i) Lincoln  National  Convertible  Securities
          Fund, Inc, a corporation  incorporated  under the laws of the State of
          Maryland  ("Acquired  Fund"),  (ii)  Delaware  Group  Equity  Funds  V
          ("Acquiring  Trust"), on behalf of its series Delaware Dividend Income
          Fund  ("Acquiring  Fund"),  a statutory trust formed under the laws of the State of Delaware,  and (iii) Delaware Management Company ("DMC"),
          a series of Delaware  Management  Business  Trust,  a statutory  trust
          formed    under    the    laws    of    the    State    of    Delaware
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences of the reorganization of the Acquired Fund (the  "Reorganization"), which will  consist of: (i) the  acquisition  by Acquiring  Trust,  on behalf of
Acquiring  Fund, of  substantially  all of the property,  assets and goodwill of
Acquired Fund in exchange  solely for full and  fractional  shares of beneficial interest,  without par value, of Acquiring Fund -Class A Shares ("Acquiring Fund
Shares"),  which are voting securities;  (ii) the distribution of Acquiring Fund
Shares to the  shareholders  of  Acquired  Fund  according  to their  respective interests in liquidation of Acquired Fund; and (iii) the dissolution of Acquired
Fund as soon as is practicable after the closing ( the "Closing" and the date of closing the "Closing Date"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.

     In rendering our opinion,  we have reviewed and relied upon:  (a) the Plan, made as of the 16th day of June,  2005,  by and among  the  Acquired  Fund,  the
Acquiring Fund and DMC; (b) the proxy materials  provided to shareholders of the
Acquired  Fund in connection  with the Special  Meeting of  Shareholders  of the
Acquired Fund held on June 16, 2005; (c) certain representations  concerning the
Reorganization  made to us by the  Acquired  Fund  and the  Acquiring  Fund in a
letter  dated  June  24,  2005  (the  "Representation  Letter");  (d) all  other documents,  financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations,  rulings and decisions as we deemed  material  in  rendering  this  opinion.  All terms used  herein,  unless otherwise defined, are used as defined in the Plan.

     For purposes of this  opinion,  we have assumed that the Acquired  Fund, on the Closing of the  Reorganization,  satisfies,  and  immediately  following the
Closing,  the  Acquiring  Fund will  continue to satisfy,  the  requirements  of
Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"),  for qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance  with the  applicable  laws of the  State of  Maryland  and  State of
Delaware, the terms of the Plan and the statements in the Representation Letter, it is our opinion that:

     1. The acquisition by the Acquiring Fund of substantially all the assets of the Acquired Fund as provided for in the Plan in exchange for the Acquiring Fund
Shares followed by the  distribution by the Acquired Fund to its shareholders of the  Acquiring  Fund Shares in complete  liquidation  of the Acquired  Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the  Acquired  Fund and the  Acquiring  Fund  each  will be a "party  to the reorganization" within the meaning of Section 368(b) of the Code.

     2. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the transfer of  substantially  all of its assets to the Acquiring  Fund in exchange solely for the  Acquiring  Fund Shares  pursuant  to Section  361(a) and Section
357(a) of the Code.

     3. No gain or loss  will be  recognized  by the  Acquiring  Fund  upon  the receipt by it of  substantially  all the assets of the Acquired Fund in exchange solely for the Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No gain  or loss  will be  recognized  by the  Acquired  Fund  upon  the distribution  of the  Acquiring  Fund  Shares to its  shareholders  in  complete liquidation  of the Acquired Fund (in pursuance of the Plan) pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of the Acquired  Fund  received by the Acquiring
Fund  will be the  same as the  basis  of  these  assets  to the  Acquired  Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of the Acquired  Fund  received by the
Acquiring Fund will include the period during which such assets were held by the
Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders  of the Acquired
Fund upon the exchange of their shares in the Acquired Fund (the  "Acquired Fund
Shares") for Acquiring Fund Shares  (including  fractional  shares to which they may be entitled) pursuant to Section 354(a) of the Code.

     8. The basis of the Acquiring Fund Shares  received by the  shareholders of the Acquired Fund  (including  fractional  shares to which they may be entitled)
will be the same as the basis of the  Acquired  Fund Shares  exchanged  therefor pursuant to Section 358(a)(1) of the Code.

     9.  The  holding  period  of the  Acquiring  Fund  Shares  received  by the shareholders of the Acquired Fund (including fractional shares to which they may be  entitled)  will  include  the  holding  period of the  Acquired  Fund Shares surrendered  in exchange  therefor,  provided that the Acquired Fund Shares were held as a capital asset  pursuant to Section  1223(1) of the Code on the Closing
Date.

     10. The  Acquiring  Fund will succeed to and take into  account,  as of the date of the  transfer  as  defined in  Section  1.381(b)-1(b)  of the income tax regulations  issued  by  the  United  States  Department  of the  Treasury  (the
"Treasury  Regulations"),  the items of the Acquired  Fund  described in Section
381(c) of the Code,  subject to the  conditions  and  limitations  specified  in
Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

     Our opinion is conditioned  upon the performance by the Acquiring Trust, on behalf of the Acquiring Fund, and the Acquired Fund of their undertakings in the
Plan and the  Representation  Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect  to (i)  any  other  transaction  or (ii)  the  effect,  if any,  of the
Reorganization   (and/or  the  transactions   incident  thereto)  on  any  other
transaction  and/or the  effect,  if any, of any such other  transaction  on the
Reorganization.

     This opinion is being  rendered to the  Acquiring  Trust,  on behalf of the
Acquiring  Fund, and the Acquired Fund and may be relied upon only by such funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the  Registration  Statement of the Acquiring  Fund on Form N-14, and
any amendments thereto, covering the registration of the shares of the Acquiring
Fund  under  the  Securities  Act of  1933,  as  amended,  to be  issued  in the
Reorganization.

                                         Very truly yours,

                                         STRADLEY, RONON, STEVENS & YOUNG, LLP

                                         By:  /s/ William S. Pilling, III
                                              William S. Pilling, III, a Partner